 CONSULT SERVS AGMT-JACKSON CONSULTING SERVICES AGREEMENT THIS AGREEMENT is made effective beginning the 1st day of July, 2001. BETWEEN: Gold Chain Mining Company, a Utah corporation, 44 West Broadway, Suite 704, Salt Lake City, Utah 84101 (hereinafter called "Gold Chain" or the "Company") AND Scott Jackson of 16 Hazel Ave, Colorado Springs, CO 80906 (hereinafter called the "Consultant") WHEREAS the Consultant is in the business of providing business consulting services and is desirous of providing those consulting services to Gold Chain; and WHEREAS Gold Chain is desirous of retaining the Consultant to perform consulting services; and NOW THEREFORE, for the mutual promises contained herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do agree to the following covenants, terms and conditions: Business Consultancy 1.1 Gold Chain engages the Consultant and the Consultant shall provide services as set out below as a consultant on general business development of Gold Chain. 1.2 The Consultant shall as and when requested by Gold Chain and in a reasonable time after receiving each such request supply all general strategic advice and assistance in the Consultant's power in any matter relating to advice concerning such work. 1.3 Without restricting the generality of the foregoing, the Consultant shall advise Gold Chain specifically in regard to arranging bank credit facilities and establishing long-term business development strategies for Gold Chain. Fees 2.1 Gold Chain agrees to provide the Consultant for his services herein with 200,000 common shares of Gold Chain Mining Company. 3. Expenses 3.1 Gold Chain further agrees to pay all pre-approved out-of-pocket expenses incurred by the Consultant during the term and tenure of this Agreement including, without limitation: a. all air travel; b. lodging and food; c. business related expenses. 4. Confidential Information 4.1 The Consultant agrees not to divulge any information the Consultant received during the term of this agreement concerning the personal, financial, or other affairs of persons employed by Gold Chain. 4.2 The Consultant will not, directly or indirectly, disclose or use, at any time, either during or subsequent to this agreement, any secret or any Confidential Information, knowledge or data of Gold Chain. The term "Confidential Information" includes, but is not limited to information emanating from Gold Chain, its associates, affiliates, agents, suppliers or customers or conceived or developed by the Consultant concerning research, development, patent, copyright, industrial property rights, marketing plans and strategies, profits, costs, pricing and sourcing, systems and procedures. The Consultant agrees not to use any of the foregoing Confidential Information except for the furtherance of the Consultant's obligations under this agreement. On termination of this agreement, the Consultant shall transfer and deliver to Gold Chain all documents, notebooks, charts, files, computers, diskettes and records containing or referring to Confidential Information, including copies, summaries and notes, in the Consultant's possession or control. 5. Term of Contract 5.1 This Agreement expires on June 30, 2002. 6. Termination of Contract 6.1 Notwithstanding paragraph 5 either party thereto may terminate this Agreement after the first twelve (12) months by written notice to the other party and the term of this Agreement shall terminate at the end of the following the month which the notice was delivered. 6.2 Within the first six (6) months, Gold Chain may terminate this Agreement for non performance of services. 7. Amendment of Contract 7.1 This Agreement may not be modified, amended, changed, rescinded or canceled without the written consent of both the Consultant and Board of Directors of Gold Chain except as provided herein. 8. Severability of Terms 8.1 If any portion of this Agreement is invalid, ruled illegal by any court of competent jurisdiction, or unenforceable under present or future laws in effect during the term hereof, then the remainder of this Agreement shall not be affected thereby. In lieu of each provision which is invalid, illegal, or unenforceable, there shall be added as part of this Agreement a provision that shall be as similar in terms of such invalid, illegal or unenforceable provision as may be possible so as to make it valid, legal and enforceable. 9. Law and Jurisdiction 9.1 This Agreement shall be governed by the laws of the State of Utah, USA. 10. Notice 10.1. Any notice to be given hereunder shall be in writing and shall be delivered personally to the signatories of this agreement or shall be sent to the intended recipient at its address set forth above by receipted delivery or by prepaid registered mail. 11. Benefit 11.1 This Agreement shall be binding upon and endure to the benefit of the parties hereto and their respective successors and assigns; provided however that neither party hereto shall have the right to assign or transfer its rights hereunder without the prior written consent of the other. 12. Miscellaneous 12.1 The Consultant is NOT an employee of Gold Chain for the purposes of the Income Tax Act of the United States or Canada and is an independent contractor. IN WITNESS WHEREOF the parties hereto have executed this Consulting Services Agreement on this 1st day of July, 2001. Acknowledged and accepted by: Gold Chain Mining Company Scott Jackson / S / Willard Wiens / S / Scott Jackson ______________________________ _____________________________ Willard Wiens, President Scott Jackson, Consultant